ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS AGREEMENT is made as of the 7th day of April, 1998, by and between:

                  OCWEN CAPITAL CORPORATION, a corporation organized and existing pursuant to the laws of the State of Florida ("Assignor"); and

                  OAIC BUSH STREET, LLC., a limited liability company organized under the laws of the State of Delaware
         ("Assignee").

         WHEREAS, Assignor is the purchaser pursuant to that certain Purchase and Sale Agreement dated March 3, 1998 and amendments thereto, by and between Pacific Resources Development Inc., a California corporation, as seller ("Seller"), and Assignor, as purchaser (the "Purchase Agreement"); and

         WHEREAS, Assignor has agreed to assign and convey, and Assignee has agreed to accept and assume, all of the rights, entitlements, liabilities, performances and obligations of Assignor in accordance with the terms of the Purchase Agreement and this Assignment and Assumption Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, WITNESSETH, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       ASSIGNMENT

         Assignor does hereby grant, convey, assign, sell and transfer unto Assignee, all of Assignor's right, title to and interest in the Purchase
Agreement, together with all rights, remedies, obligations, liabilities and performances derived therefrom, occurring in connection therewith or evolving therefrom by operation of law.

         2.       ASSUMPTION

         In consideration of the grant, conveyance, transfer, sale and assignment set forth in Section 1 hereof, Assignee hereby accepts all of the rights, title to and interests of Assignor in the Purchase Agreement, occurring in connection therewith or evolving therefrom by operation of law, and further assumes, undertakes and agrees to perform all of the obligations, liabilities and performances of Assignor under the Purchase Agreement.


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         3.       DEPOSIT

         Assignor hereby sets over, conveys, and assigns to Assignee all of Assignor's right, title to and interest in the Deposit. Assignor shall direct the Seller to apply any and all Deposits, monies, or other amounts previously expended by or paid on behalf of Assignor in connection with the Purchase Agreement to any and all sums now due by Assignee to Seller in connection with the terms and conditions of the Purchase Agreement.

         4.       EFFECTIVE DATE

         This assignment is effective on, at and as of the date and year first above written, which date is prior to the expiration of the Due Diligence Period of the Purchase Agreement.

         5.       MISCELLANEOUS

         (a) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their successors and assigns.

         (b) This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

         (c) The parties agree to execute any further or additional documents considered necessary, appropriate, or proper to effectuate the purposes and intent of this Agreement.



                   [Signatures Follow on Next Page]


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         IN WITNESS  WHEREOF,  the parties have hereto  executed this  Agreement under seal as of the day and year first hereinabove written.

WITNESS/ATTEST:                             OCWEN CAPITAL CORPORATION
                                            a Florida Corporation


/s/ ELEANOR W. TAFT                         By: /s/ JOHN R. BARNES        (SEAL)
--------------------------------               ---------------------------------
    Eleanor W. Taft                         Name:   John R. Barnes
                                            Title:  Senior Vice President


WITNESS/ATTEST:                             OAIC BUSH STREET, LLC
                                            a  Delaware limited
                                            liability corporation
/s/ ELEANOR W. TAFT
--------------------------------            By: /s/ EDWIN D. BERRY        (SEAL)
    Eleanor W. Taft                            ---------------------------------
                                             Name:  Edwin Berry
                                             Title: Vice President



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